Articles of Amendment to
                         Articles of Incorporation of

                              USAS Digital, Inc.

(Name of corporation as currently filed with the Florida Dept. of State)

                                 P03000147667

                   (Document number of corporation, if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of
Incorporation:

NEW CORPORATE NAME (if changing):

                              CRT Holdings, Inc.

(must contain the word "corporation", "company", or "incorporated" or the abbreviation "Corp.", "Inc.", or "Co.") (A professional corporation must contain the word "chartered", "professional association", or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

1. Article Four of the Articles of Incorporation shall be deleted and the following Article Four shall be inserted in its place:

                                 ARTICLE FOUR

The aggregate number of shares which the Corporation shall have the authority to issue is Three Hundred Million (300,000,000), all of which shall be common shares with a par value of $.01 per share.

2. Article Seven - Section Two of the Articles of Incorporation shall be deleted and the following Article Seven - Section Two shall be inserted in its place:
                                ARTICLE SEVEN  - Section Two

7.02 The names and addresses of the members of the Board of Directors as of 5/31/05 are:

Name                           Address                           Title
-----------------      ------------------------------      ------------------
Barney A. Richmond   100 Village Square Crossing Suite 202	Director, President
             	   Palm Beach Gardens, FL 33410   	      Secretary

Richard C. Turner    4200 Oak St. 	                        Treasurer, Director
              	   Palm Beach Gardens, FL 33418

Francis C. Hargarten 5224 Miller Rd. Suite 7A 	            Director
              	   Columbus, GA 31907

John D. Pezold  	   5224 Miller Rd. Suite 7A 	            Director
              	   Columbus, GA 31907
George W. Jeter      5224 Miller Rd. Suite 7A 	            Director
              	   Columbus, GA 31907

Christopher M. Kiggins  5224 Miller Rd. Suite 7A 	      Director
              	      Columbus, GA 31907

John C. Martin, II   5224 Miller Rd. Suite 7A 	            Director
              	   Columbus, GA 31907

Frank B. Schley, III  5224 Miller Rd. Suite 7A 	            Director
              	    Columbus, GA 31907

Tracy Sayers  	   5224 Miller Rd. Suite 7A 	            Director
              	   Columbus, GA 31907

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

                                 N/A

The date of each amendment(s) adoption:       November 28, 2005

Effective date, if applicable:
            (no more than 90 days after amendment file date)

Adoption of Amendment(s)     (CHECK ONE)

	The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

"The number of votes cast for the amendment(s) was/were sufficient for approval by."
                          (voting group)

X 	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

                             Richard C. Turner
                 (Typed or printed name of person signing)

                                 Treasurer
                        (Title of person signing)
FILING FEE: $35